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                                                                           d(1)c


                                 AMENDMENT NO. 2
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

         This Amendment dated as of December __, 2001, amends the Master Investment Advisory Agreement (the "Agreement"), dated September 11, 2000, between AIM Investment Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to add one new portfolio, the AIM Global Biotech Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES


NAME OF FUND                                EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                ------------------------------------

AIM Developing Markets Fund                           September 1, 2001

AIM Global Biotech Fund                               December __, 2001

AIM Global Energy Fund                                September 1, 2001

AIM Global Financial Services Fund                    September 11, 2000

AIM Global Health Care Fund                           September 1, 2001

AIM Global Infrastructure Fund                        September 11, 2000

AIM Global Telecommunications and Technology Fund     September 1, 2001

AIM Strategic Income Fund                             September 1, 2001


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                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                           AIM DEVELOPING MARKETS FUND
                             AIM GLOBAL ENERGY FUND
                       AIM GLOBAL FINANCIAL SERVICES FUND
                           AIM GLOBAL HEALTH CARE FUND
                         AIM GLOBAL INFRASTRUCTURE FUND
                AIM GLOBAL TELECOMMUNICATIONS AND TECHNOLOGY FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $500 million..................................................    0.975%
Next $500 million...................................................    0.95%
Next $500 million...................................................    0.925%
On amounts thereafter...............................................    0.90%

                            AIM STRATEGIC INCOME FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $500 million..................................................    0.725%
Next $500 million...................................................    0.70%
Next $500 million...................................................    0.675%
On amounts thereafter...............................................    0.65%"

                             AIM GLOBAL BIOTECH FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $1billion.....................................................    1.00%
On amounts thereafter...............................................    0.95%"

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

                                       2

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                               AIM INVESTMENT FUNDS


Attest::                                       By:
        -------------------------------        -----------------------------
           Assistant Secretary                    Robert H. Graham
                                                  President

(SEAL)

                                               A I M ADVISORS, INC.


Attest:                                        By:
        -------------------------------        -----------------------------
           Assistant Secretary                    Robert H. Graham
                                                  President

(SEAL)

                                       3